As Filed With the Securities and Exchange Commission on September 6, 2007
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              RED SUN MINING, INC.
                 (Name of small business issuer in its charter)

           Delaware                                1000                            26-0531863
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

                        11045 La Maida Street, Suite 201
                            North Hollywood, CA 91601
                               Tel: (760) 413-9275
          (Address and telephone number of principal executive offices)

                                 Joseph I. Emas
                             1224 Washington Avenue
                              Miami Beach, FL 33139
                                 (305) 531-1174
                               FAX (305) 531-1274
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (2)       Price (3)        Fee (1)
--------------------------------------------------------------------------------
Common Stock,
Shares               1,000,000          $0.025         $25,000          $.77
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2)  The offering price was arbitrarily determined by Red Sun Mining, Inc.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2007

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              RED SUN MINING, INC.

                                   PROSPECTUS
                                   ----------
                                1,000,000 SHARES
                         COMMON STOCK AT $.025 PER SHARE
                                   ----------

This is the initial offering of common stock of Red Sun Mining, Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 1,000,000 shares of common stock at a price of $.025 per share. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer and/or director, Matthew Taylor will attempt to sell the shares. This Prospectus will permit our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Taylor will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.025 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of director for an additional 90 days. The offering will end on __________, 200__ (date to be inserted in a subsequent amendment).

                     Offering Price                          Proceeds to Company
                       Per Share          Commissions           Befoe Expenses
                       ---------          -----------           --------------
Common Stock            $0.025          Not Applicable              $25,000

Total                   $0.025          Not Applicable              $25,000

Red Sun Mining, Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Red Sun Mining, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 5 THROUGH 11 BEFORE BUYING ANY SHARES OF RED SUN MINING, INC.'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2007

                                   PROSPECTUS
                                   ----------
                              RED SUN MINING, INC.
                                1,000,000 SHARES
                                  COMMON STOCK
                                   ----------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary                                                                       3
The Offering                                                                  3
Glossary of Technical Geological Terms                                        4
Risk Factors                                                                  5
Use of Proceeds                                                              11
Determination of Offering Price                                              12
Dilution                                                                     12
Plan of Distribution                                                         13
Legal Proceedings                                                            14
Director, Executive Officers, Promoters and Control Persons                  14
Security Ownership of Certain Beneficial Owners and Management               15
Description of Securities                                                    16
Interest of Named Experts and Counsel                                        17
Experts                                                                      17
Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities                                                             17
Organization Within Last Five Years                                          17
Description of Business                                                      18
Management's Discussion and Analysis or Plan of Operation                    28
Description of Property                                                      32
Certain Relationships and Related Transactions                               32
Market for Common Equity and Related Stockholder Matters                     32
Executive Compensation                                                       33
Financial Statements                                                         34
Changes in and Disagreements with Accountants and Financial Disclosure       34

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "RED SUN" REFERS TO RED SUN MINING, INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

RED SUN MINING, INC.

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. Red Sun Mining, Inc. was incorporated in the State of Delaware on June 28, 2007. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). We are an exploration stage company with no revenues or operating history. The principal executive offices are located at 11045 La Maida Street, Suite 201, North Hollywood, CA 91601.

We received our initial funding of $12,500 through the sale of common stock to our director who purchased 2,000,000 shares of common stock at $.00625 per share on July 11, 2007. From inception until the date of this filing, we have had no operating activities. Our financial statement from inception (June 28, 2007) through the year ended July 31, 2007 report no revenues and a net loss of $8,088. Our independent auditor has issued an audit opinion for Red Sun Mining, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We currently own a 100% undivided interest in a mineral property, the Nob 1-4 Mineral Claims located in the State of Nevada that we call the "Nob Property." The Nob Property consists of an area of approximately 82.64 acres located in the Monte Cristo Range Area, Esmeralda County, Nevada. Title to the Nob Property is held by Red Sun Mining, Inc. Our plan of operation is to conduct mineral exploration activities on the Nob Property in order to assess whether it possess deposits of minerals capable of commercial extraction.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our property, or if such deposits are discovered, that we will enter into further substantial exploration programs.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

                                  THE OFFERING

The Issuer:                    Red Sun Mining, Inc.

Securities Being Offered:      1,000,000 shares of common stock

Price Per Share:               $0.025

Duration of Offering:          The shares are offered for a period not to exceed
                               180 days, unless extended by our Board of Directors for an additional 90 days.

Net Proceeds:                  $25,000

Securities Issued and
Outstanding:                   2,000,000 shares of common stock were issued and
                               outstanding as of the date of this prospectus.

Registration Costs:            We estimate our total offering registration costs
                               to be $5,000.

Risk Factors:                  See "Risk Factors" and the other information in
                               this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                     GLOSSARY OF TECHNICAL GEOLOGICAL TERMS

The following defined technical terms are used in our prospectus:

Aeromagnetic survey           A magnetic survey conducted from the air normally
                              using a helicopter or fixed-wing aircraft to carry the detection instrument and the recorder.

Alluvial Consolidated sediments that are carried and hence deposited by a stream or river. In the southwest USA most in filled valleys often between mountain ranges were deposited with alluvium.

Andesitic to basaltic
composition                   A range of rock description using the chemical
                              make-up or mineral norms of the same.

Aphanitic                     Fine grained crystalline texture.

Blind-Basin                   A basin practically closed off by enveloping rock
                              exposures making the central portion of
                              unconsolidated alluvial basin isolated.

Colluvium                     Loose, unconsolidated material usually derived by
                              gravitational means, such as falling from a cliff or scarp-face and often due to a sort of benign erosion such as heating and cooling in a desert environment.

Desert Wash                   Out-wash in dry (desert) or arid areas of
                              colluvium or alluvial material accumulated on the sides of valleys or basin channels by often irregular and violent water flow, i.e. flash floods.

Elongate Basin                A longer than wide depression that could be
                              favorable to in-filling by material from adjacent eroding mountains.

Eugeosyncline                 A structurally formed depression or basin that
                              usually is considerably longer than wide that exhibits a predominance of plutonic and/or volcanic fill.

Formation                     The fundamental unit of similar rock assemblages
                              used in stratigraphy.

Hydrothermal                  A process(es) related to the actions of water
                              heated by igneous or intrusive activity that may alter, mineralize or generally change the enclosing host.

Intermontane Belt             Between mountains (ranges), a usually longer than
                              wide depression occurring between enclosing mountain ranges that supply the erosional material to infill the basin.

Lode Mineral Claim (Nevada)   With a maximum area contained within 1500' long by
                              600' wide = 20.66 acres.

Nuees Ardante or Ladu         An extremely hot, gaseous, somewhat horizontally
                              ejected lava, often from near the summit that accentuates the downward flow or "glowing avalanche" because of its mobility.

Overburden or Drift Cover     Any loose material which overlies bedrock.

Paleozoic Era                 The first major geological time period after the
                              Precambrian whose rock units may exhibit an abundance of fossil life forms.

Plagioclase feldspar          A specific range of chemical composition of common
                              or abundant rock forming silicate minerals.

Playa The lowest part of an intermontane basin which is frequently flooded by run-off from the adjacent highlands or by local rainfall.

Plutonic, Igneous or
Intrusive Rock                Usually a medium to coarser grain sized
                              crystalline rock that generally is derived from a sub-surface magma and then consolidated, such as in dykes, plugs, stocks or batholiths, form smallest to largest.

Porphyritic in Augite
Pyroxene Large prophyroblasts or crystals of a specific rock-forming mineral, i.e. augite occurring within a matrix of finer grained rock-forming minerals.

Quarternary                   The youngest period of the Cenozoic era.

Snow equivalent               Approximately 1" of precipitation (rain) = 1'
snow.

Syenite Coarse grained, alkalic, low in quartz intrusive rock.

Tertiary Era                  The oldest or earlier of the two geological
                              periods comprising the Cenozoic era

Trachyte                      Fine grained or glassy equivalent of a syenite.

Volcaniclastic                Angular to rounded particles of a wide range of
                              size within (a welded) finer grain-sized matrix of volcanic origin.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIMS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We have not yet commenced exploration on the Nob 1-4 Mineral Claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on June 28, 2007 and to date have been involved primarily in organizational activities and the acquisition of the mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if production of minerals from the claims are not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete the intended exploration program on our mineral claim. We will need the funds from this offering to complete our business plan. As of July 31, 2007, we had cash in the amount of $4,687. We currently do not have any operations and we have no income.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. AS A RESULT, OUR ACCOUNTANT BELIEVES THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $8,088 for the period from our inception on June 28, 2007 to July 31, 2007, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern. George Stewart, our independent auditor, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our auditor's comments when determining if an investment in Red Sun is suitable.

BECAUSE OF THE UNIQUE DIFFICULTIES AND UNCERTAINTIES INHERENT IN MINERAL EXPLORATION VENTURES, WE FACE A HIGH RISK OF BUSINESS FAILURE.

You should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The Nob Property does not contain a known body of any commercial minerals and, therefore, any program conducted on the Nob Property would be an exploratory search of any minerals There is no certainty that any expenditures made in the exploration of the Nob Property will result in discoveries of any commercial quantities of minerals. Most exploration projects do not result in the discovery of commercially mineable mineral deposits. Problems such as unusual or unexpected formations and other conditions are common to mineral exploration activities and often result in unsuccessful exploration efforts. If the results of our exploration program do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration. Our ability to acquire additional claims will be dependent upon our possessing adequate capital resources when needed. If no funding is available, we may be forced to abandon our operations.

WE HAVE NO KNOWN MINERAL RESERVES AND IF WE CANNOT FIND ANY, WE MAY HAVE TO CEASE OPERATIONS.

We have no mineral reserves. If we do not find any commercially exploitable mineral reserves or if we cannot complete the exploration of any mineral reserves, either because we do not have the money to do so or because it is not economically feasible to do so, we may have to cease operations and you may lose your investment. Mineral exploration is highly speculative. It involves many risks and is often non-productive. Even if we are able to find mineral reserves on our property our production capability will be subject to further risks including:

     - The costs of bringing the property into production including exploration work, preparation of production feasibility studies, and construction of production facilities, all of which we have not budgeted for;
     -    The availability and costs of financing;
     -    The ongoing costs of production; and
     -    Risks related to environmental compliance regulations and restraints.

The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the lack of milling facilities and processing equipment near the Nob Property, and other factors such as government regulations, including regulations relating to allowable production, the importing and exporting of minerals, and environmental protection.

Given the above noted risks, the chances of our finding and commercially exploiting reserves on our mineral properties are remote and funds expended on exploration will likely be lost.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no insurance to cover against these hazards. The payment of such liabilities may result in our inability to complete our planned exploration program and/or obtain additional financing to fund our exploration program.

AS WE UNDERTAKE EXPLORATION OF OUR MINERAL CLAIMS, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

     (a)  Water discharge will have to meet drinking water standards;
     (b)  Dust generation will have to be minimal or otherwise re-mediated;
     (c) Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;
     (d) An assessment of all material to be left on the surface will need to be environmentally benign;
     (e)  Ground water will have to be monitored for any potential contaminants;

     (f) The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be remediated; and
     (g) There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. If remediation costs exceed our cash reserves we may be unable to complete our exploration program and have to abandon our operations.

BECAUSE OUR SOLE OFFICER AND/OR DIRECTOR DOES NOT HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our sole officer and director is Matthew Taylor. Mr. Taylor has no formal training as a geologist or in the technical aspects of management of a mineral exploration company. With no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

THERE IS A RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves. We have a geological report detailing previous exploration in the area, and the claim has been staked per Nevada regulations. However, there is the possibility that previous work conducted was not carried out properly and our claim does not contain any reserves, resulting in any funds spent on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE NOB 1-4 CLAIMS, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose any investment you make in this offering.

IF ACCESS TO OUR MINERAL CLAIMS IS RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

It is possible that snow or rain could cause the mining roads providing access to our claims to become impassable. If the roads are impassable we would be delayed in our exploration timetable.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY ORE WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

Our success will be dependent on the growth of demand for ores. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

BECAUSE OUR CURRENT OFFICER AND/OR DIRECTOR HAVE OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Mr. Matthew Taylor, our officer and director, currently devotes approximately 7 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officer and/or director, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filing with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet his filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Red Sun Mining, Inc. or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $.00625 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (2,000,000 shares) will be increased by $.012 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.025 (per share) of $.013 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.012 per share, reflecting an immediate reduction in the $.025 per share he paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $5,000 cost of this registration statement to be paid from existing cash on hand. If necessary, Mr. Taylor, our director, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the

OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

MR. TAYLOR, A DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL OWN 66.7% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Mr. Taylor's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director to sell shares by limiting the sales of securities during any three-month period to the greater of (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

FORWARD LOOKING STATEMENT

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this offering will be $25,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering:

                                                    Planned Expenditures Over
            Category                                    The Next 12 Months
            --------                                    ------------------
     Phase 1 Exploration Program                             $ 9,500
     Phase 2 Exploration Program                             $10,500
     Legal and Accounting                                    $ 5,000
     TOTAL PROCEEDS TO COMPANY                               $25,000

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Mr. Taylor, our director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the share has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of July 31, 2007, the net tangible book value of our shares was $4,412 or $.002 per share, based upon 2,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $25,000, the net tangible book value of the 3,000,000 shares to be outstanding will be $29,412, or approximately $.010 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (2,000,000 shares) will be increased by $.012 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.025 (per share) or $.013 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.012 per share, reflecting an immediate reduction in the $.025 price per share he paid for their shares. After completion of the offering, the existing shareholder will own 66.7% of the total number of shares then outstanding, for which he will have made an investment of $12,500 or $.00625 per share. Upon completion of the offering, the purchasers of these shares offered hereby will own 33.3% of the total number of shares then outstanding, for which they will have made a cash investment of $25,000, or $.025 per share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price Per Share                         $.025
     Net Tangible Book Value Prior to this Offering          $.002
     Net Tangible Book Value After Offering                  $.012
     Immediate Dilution per Share to New Investors           $.013

The following table summarizes the number and percentages of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                       Total
                         Price       Number of      Percent of    Consideration
                       Per Share    Shares Held      Ownership        Paid
                       ---------    -----------      ---------        ----
Existing Shareholder    $.00625      2,000,000          66.7         $12,500
Investors in this
Offering                 $.025       1,000,000          33.3         $25,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND/OR DIRECTOR

This is a self-underwritten offering. This prospectus permits our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and/or director, Mr. Matthew Taylor, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and/or director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and/or director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

     b. Our officer and/or director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transaction in securities; and

     c. Our officer and/or director is not, nor will he be at the time of their participation in the offering, an associated person of a broker-dealer; and

     d.   Our officer and/or director meets the conditions of paragraph
          (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)
          (4)(iii).

Our officer and/or director, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.025 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and will continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $25,000 has been received. At that time, the funds will be transferred to our business account for use in implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the "Risk Factors" section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe to any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank money order made payable to Red Sun Mining, Inc. Subscriptions, once received by the company, are irrevocable.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The names, ages and titles of our executive officers and director are as follows:

 Name and Address of Executive
    Officer and/or Director          Age                  Position
    -----------------------          ---                  --------
Matthew Taylor                       29     President, Secretary, Treasurer and
11045 La Maida Street, Suite 201            Director
North Hollywood, CA  91601

Mr. Matthew Taylor is the promoter of Red Sun Mining, Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Mr. Taylor has no formal training as a geologist or in the technical or managerial aspects of management of a mineral exploration company. His prior business experiences have not been in the mineral exploration industry. Accordingly, we will have to rely on the technical services of others to advise us on the managerial aspects specifically associated with a mineral exploration company. We do not have any employees who have professional training or experience in the mining industry. We rely on independent geological consultants to make recommendations to us on work programs on our property, to hire appropriately skilled persons on a contract basis to complete work programs and to supervise, review, and report on such programs to us.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until his successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Delaware Revised Statutes. Our officer is appointed by our Board of Directors and holds office until removed by the Board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our officer and/or director, Mr. Matthew Taylor. Mr. Taylor currently devotes approximately 7 hours per week to company matters. After receiving funding per our business plan Mr. Taylor intends to devote as much time as the Board of Directors deem necessary to mange the affairs of the company.

Mr. Taylor has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with he purchase or sale of any securities.

Mr. Taylor has not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeding.

We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place. We have a verbal arrangement with the consulting geologist currently conducting the exploratory work on the Nob Property. We pay the consulting geologist the usual and customary rates received by geologists performing similar consulting services.

RESUME

MATTHEW TAYLOR serves as President, Secretary and Treasurer of Red Sun Mining, Inc. since June 28, 2007 (inception). From June 2006 to current date, Mr. Taylor is employed at The Guerrini Law Firm, Pasadena, CA as an Associate Attorney specializing in business and real estate litigation. From April, 2006 to June, 2006, he was employed as a contract attorney in litigation discovery at the Law Offices of Michael Sundstedt, Irvine, CA; and from December, 2005 to March, 2006, Mr. Taylor was employed as a law clerk to general counsel at Arbitech, LLC, Laguna Beach, CA. From January, 2004 to April, 2004, Mr. Taylor served as a judicial extern to Honorable James N. Barr, U.S. Bankruptcy Court, Santa Ana, CA. Mr. Taylor received a J.D. from Chapman University School of Law, Orange, CA in 2005 and a B.A. in American Literature and Culture from University of California, Los Angeles in 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 5, 2007 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                                                                   Amount and Nature      Percentage of
                                                                     of Beneficial           Common
Title of Class         Name and Address of Beneficial Owner            Ownership             Stock(1)
--------------         ------------------------------------            ---------             --------
Common Stock           Matthew Taylor, Director                        2,000,000               100%
                       11045 La Maida Street, Suite 201                 Direct
                       North Hollywood, CA  91601

Common Stock           Officer and/or director as a Group              2,000,000               100%

Holders of More than 5% of Our Common Stock

Common Stock           Matthew Taylor, Director
                       11045 La Maida Street, Suite 201                2,000,000               100%
                       North Hollywood, CA  91601                       Direct

----------
(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on September 5, 2007. As of September 5, 2007, there were 2,000,000 shares of our common stock issued and outstanding.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share. As of September 5, 2007, there were 2,000,000 shares of our common stock of our common stock issued and outstanding that was held of record by one (1) registered stockholder.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holder of more than 50% of such outstanding shares, voting for the election of director, can elect all of the directors to be elected, if he so chooses, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 66.7% of the outstanding shares. (See "Dilution").

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

The law firm of Joseph I. Emas, 1224 Washington Avenue, Miami Beach, FL 33139 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. Mr. Emas' consent is attached to this prospectus as an exhibit.

George Stewart, CPA, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. George Stewart has presented its report with respect to our audited financial statements. The report of George Stewart is included in reliance upon their authority as experts in accounting and auditing, and his consent is attached to this prospectus as an exhibit.

James McLeod, P. Geo., is our consulting geologist. Mr. McLeod is a consulting professional geologist in the Geological Section and is a member in good standing of the Association of Professional Engineers and Geoscientists in British Columbia, Canada and a Fellow of the Geological Association of Canada. Mr. McLeod's consent is attached to this prospectus as an exhibit.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Red Sun Mining, Inc. was incorporated on June 28, 2007 under the laws of the State of Delaware. We are engaged in the business of acquisition, exploration and development of natural resource properties.

Matthew Taylor serves as officer and director of our company from inception (June, 2007) to current date. No other person other than Mr. Taylor has acted as a promoter of Red Sun Mining, Inc. since our inception. Other than Mr. Taylor's purchase of 2,000,000 shares of our common stock on July 11, 2007, Mr. Taylor has not entered into any agreement with us in which he is to receive from us or provide to us anything of value. Mr. Taylor purchased the 2,000,000 shares of our common stock at a price of $.00625 per share for a total of $12,500.

                             DESCRIPTION OF BUSINESS

IN GENERAL

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We currently own a 100% undivided interest in a mineral property located in Esmeralda County, State of Nevada that we call the "Nob Property." We are currently conducting mineral exploration activities on the Nob Property in order to assess whether it contains any commercially exploitable mineral reserves. Currently there are no known mineral reserves on the Nob Property.

We have not earned any revenues to date. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.2 to our SB-2 registration statement.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of silver and other minerals. We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposits exist on our mineral claims, that we will discover commercially exploitable levels of mineral resources on our property, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mineral claims possess commercially exploitable mineral deposits. If our claim does not contain any reserves all funds that we spend on exploration will be lost.

ACQUISITION OF THE NOB PROPERTY

In July, 2007, we purchased a 100% undivided interest in a mineral claim known as the Nob 1-4 Mineral Claims for a price of $7,000. The claims are staked and recorded in the name of Red Sun Mining, Inc. and are in good standing until September 1, 2008.

                      [MAP SHOWING THE PROPERTY LOCATION]

We engaged James McLeod, P.Geo., to prepare a geological evaluation report on the Nob Property. Mr. McLeod is a consulting professional geologist in the Geological Section of the Association of Professional Engineers and Geoscientists of British Columbia and a Fellow of the Geological Association of Canada. Mr. McLeod attended the University of British Columbia and holds a Bachelor of Science degree in geology.

The work completed by Mr. McLeod in preparing the geological report consisted of a review of geological data from previous exploration within the region. The acquisition of this data involved the research and investigation of historical files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims.

We received the geological evaluation report on the Nob Property entitled "Review and Recommendations Nob 1-4 Mineral Claims, Monte Cristo Range Area, "Gilbert" 7 1/2' Map, Esmeralda County, Nevada, USA" prepared by Mr. McLeod on July, 30, 2007. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims. The description of the Nob Property provided below is based on Mr. McLeod's report.

DESCRIPTION OF PROPERTY

The property owned by Red Sun Mining, Inc., on which the net proceeds of the offering will be spent, is the Nob 1-4 Mineral Claims which is comprised of four located mineral claims in one contiguous, 2 x 2 group that are listed as follows:

                  Name            Area            Good to Date
                  ----            ----            ------------
                  Nob 1         20.66 ac.        Sept. 1, 2008
                  Nob 2         20.66 ac.        Sept. 1, 2008
                  Nob 3         20.66 ac.        Sept. 1, 2008
                  Nob 4         20.66 ac.        Sept. 1, 2008

The Nob Property lies in the west central part of the State of Nevada northwest of the town of Tonopah and is accessible from Highway 95 by traveling north of the Town of Tonopah, Nevada for 21 miles and then generally to the northwest for approximately 14.5 miles to the property.

The claims were recorded with the County and the Bureau of Land Management.

                        [MAP SHOWING THE CLAIM LOCATION]

CLIMATE AND GENERAL PHYSIOGRAPHY

The area experiences about 4" to 8" of precipitation annually of which about 30% (in a cold year) may occur as a snow equivalent. This amount of precipitation suggests a climatic classification of arid to semi-arid. The summers can experience hot weather, middle 60's to 70's F (degrees) average with high spells of 100+ F (degrees) while the winters are generally more severe than the dry belt to the west and can last from December through February. Temperatures experienced during mid-winter average for January of from the high 20's to the low 40's F (degrees) with low spells down to -20F (degrees). Generally speaking the highness of the area allows for somewhat cooler conditions than the lower areas.

The claim area ranges in elevation from 6,600' to 6,700' mean sea level. The physiographic setting of the property can be described as arid desert hillside within a mosaic of moderately rounded mountains in an interior plateau setting. The area has been surficially altered both by some fluvial and wind erosion and some depositional (drift cover) effects of in-filling and in situ or residual erosion. Thickness of drift cover in some valleys may vary considerably, but in the proximity of the Nob property it is not thought to be very deep. Surface water occurrences are rare, springs are sparse and subsurface aquifers are accessed when needed by drilling wells where allowed.

The physiography of the Nob Property is fairly steep northwest sloping mountainous terrain bounded on the southeast, south and east by the arcuate Monte Cristo Range that reaches elevations in excess of 7,000 feet. Much of this area with many broad open valleys hosts sagebrush, juniper, pinon and some Joshua trees.

INFRASTRUCTURE

The town of Tonopah offers much of the necessary infrastructure required to base and carry-out an exploration program (accommodations, communications, equipment and supplies). Larger or specialized equipment can likely be acquired in the Las Vegas, NV, area lying 209 miles by paved road (Highway 95) to the southeast or in Reno lying 236 miles to the northwest.

PROPERTY HISTORY

The recorded mining history of the general area dates from the 1860's when prospectors passed through heading north and west. The many significant lode gold, silver and other mineral product deposits developed in the area was that of the Goldfield Camp, 1905; Coaldale Coal Field, 1913; Divide Silver Mining District, 1921 and the Candalaria silver-gold mine which operated as an underground lode gold deposit in 1922 and again in the 1990's as an open cut, cyanide heap leach operation. Many occurrences of industrial, semi-previous gem material, coal and radioactive matter are found in the general area.

The mineral claims lie within a local area seen to contain gold and silver prospects. Although the author of the report is unaware of any such mineral occurrences actually known to occur on the mineral claims, it is thought to be a good area in which to conduct a mineral exploration program.

REGIONAL GEOLOGY

The regional geology of Nevada is depicted as being underlain by all types of rock units. These appear to range from oldest to youngest in an east to west direction, respectively. Many of the oldest units are found to occur in the southeast corner of the State along the Colorado River. The bedrock units exhibit a north-south fabric of alternating east-west ranges and valleys. This feature may suggest E-W compression that may have expression as low angle thrust faults (see Figure 3a). Various types of faulting are recognized in many areas of Nevada and it often plays a large part in the emplacement of mineral occurrences and ore bodies.

                       [MAP SHOWING THE REGIONAL GEOLOGY]

                   [LEGEND GRAPHIC FOR REGIONAL GEOLOGY MAP]

LOCAL GEOLOGY

The local geology about the Nob Property which is situated approximately 25 air miles to the west-northwest of Tonopah, NV reveals a north-south trending, elongate assemblage of Tertiary volcanic and lesser sedimentary units. Throughout this raised basin-like feature and interspersed with the Tertiary units occur older Paleozoic rocks.

Throughout this local area are a number of northwest-southeast trending high angle faults and some possibly lower angle southeasterly trending faults that could have set the stage for mineralizing fluids to have affected the underlying rock units.

PROPERTY GEOLOGY, DEPOSIT TYPE AND MINERALIZATION

The geology of the Nob Property area may be described as being partially covered by Quaternary collovium deposits. The rock exposures evident within the Nob mineral claim area appear to be mainly volcanic units. This mineral claim area within a larger surrounding area of rock exposure and known mineral occurrences exhibits a good geological setting and could be considered a good target area in which to conduct mineral exploration.

The outcrops partially surrounding or flanking the alluvial covered valley underlying the mineral claim area suggests mineral occurrences or structurally prepared covered bedrock could be south after in those areas.

The deposit types that are found occurring in the regional area and the more localized areas vary considerably. Silver and gold quartz veins predominate at Tonopah. Some of the most productive veins represent the silicification and replacement of sheeted zones of trachyte that was originally marked by close-set parallel fractures, but not faulting. The two hosts of mineralized quartz veins are 1) older pre-Tertiary volcanic rocks, i.e. Silver Peak (mineral Ridge area), Weepah and Hornsilver or 2) Tertiary rhyolite host rocks that occur at Tonopah and other younger volcanic rocks, i.e. Goldfield and Divide. Base metal deposits are more commonly of interest now than in the past and many prospects occur in the general area. The industrial mineral barite that is observed to occur either in vein or bedded types have been recognized in the general area. Also radioactive rock occurrences are known of in the general vicinity of the claims and should not be overlooked if and when exploration fieldwork is undertaken.

The precious metal deposit types that historically predominate in the general area are as gold or silver vein-type of occurrences.

Ground geophysical techniques may be most effective in the covered areas as a follow-up to prospecting and soil sampling of the Phase 1 program.

By far the largest production in the County comes from the vein-type of gold and silver occurrences in quartz fissures in either pre-Tertiary volcanic or Tertiary volcanic host rocks.

CONCLUSIONS OF GEOLOGICAL REPORT

The geological evaluation report we obtained on the Nob Property states the property is favorably located for the possible discovery of a large, probably low grade mineral deposit of base and/or precious metals or other minerals of soft economic consideration that have open pit and/or underground mining potential. If such a deposit exists, it may occur under the drift or overburden covered areas of the Nob 1-4 Mineral Claims.

RECOMMENDATIONS OF GEOLOGICAL REPORT AND THE GEOLOGICAL EXPLORATION PROGRAM

Mr. McLeod states, in his geology report, that the known mineralization encountered to date in neighboring areas is possibly indicative of a larger mineralized system in the general area. The drift covered parts of the property offer good exploration areas because of the possibility of mineralization, good geological setting and generally a lack of exploration testing. Also, remote sensing such as aero and follow-up ground magnetic programs may indicate possible exploration areas of interest within the Nob 1-4 mineral claims.

Detailed prospecting, mapping and reconnaissance geochemical surveys of the claim area should be undertaken if and when the Company is in a position to do so. The following three phase exploration proposal and cost estimate is offered with the understanding that consecutive phases are contingent upon positive and encouraging results being obtained from each preceding phase:

Phase               Exploration Program                 Cost                   Status
-----               -------------------                 ----                   ------
Phase 1   Detailed Prospecting, mapping and soil      $ 9,500    Expected to be completed in Fall, 2007
          geochemistry.                                          (dependent on consulting geologist's
                                                                 schedule).

Phase 2   Magnetometer and VLF electromagnetic,       $10,500    Expected to be completed in Winter, 2007
          grid controlled surveys over the areas of              (depending on the results of Phase 1, and
          interest determined by the Phase 1                     consulting geologist's schedule).
          survey.  Estimated cost is
          transportation, travel, accommodation,
          board, grid installation, two geophysical
          surveys, maps and report

Phase 3   Induced polarization survey over grid       $40,000    Expected to be completed in 2008 (depending
          controlled anomalous area of interest                  on the results of Phase 2, and consulting
          outlined by Phase 1 and 2 programs.  Hoe               geologist's schedule.)
          or bulldozer trenching, mapping and
          sampling of bedrock anomalies. Includes
          assays, detailed maps and reports.

          TOTAL ESTIMATED COST                        $60,000

COMPETITION

We are an explorations stage company. We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in the U.S. and around the world for the sale of gold, silver and other minerals. Therefore, we will likely be able to sell any gold, silver or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers or products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

We compete with other mineral resource exploration and development companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration and development companies with whom we compete have greater financial and technical resources than us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development.

This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees other than our officer and director as of the date of this prospectus. Mr. Taylor currently devotes approximately 7 hours per week to company matters and after receiving funding, he plans to devote as much time as the Board of Directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee. We conduct our business largely through consultants.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in the state of Nevada specifically. We will also be subject to the regulations of the Bureau of Land Management, Department of the Interior.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our product or services.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site

(http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

Our cash balance is $4,687 as of July 31, 2007. We believe our cash balance is sufficient to fund our limited levels of operations until November, 2007. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $12,500 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that stage.

Our plan of operation is to conduct mineral exploration activities on the Nob Property in order to assess whether the property contains mineral reserves capable of commercial extraction. Our exploration program is designed to explore for commercially viable deposits of silver, gold and other minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on the Nob Property.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of the exploration program on our claim consisting of geological mapping, soil sampling and rock sampling. In addition to the $20,000 we anticipate spending for Phase 1 and 2 for the exploration program as outlined below, we anticipate spending an additional $9,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations. Total expenditures over the next 12 months are therefore expected to be approximately $29,000, which is the amount to be raised in this offering and our cash on hand. If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.

We engaged James McLeod, P. Geo., to prepare a geological evaluation report on the Nob Property. Mr. McLeod's report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration in the claim areas. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims. The exploration program recommended by Mr. McLeod is as follows:

Phase               Exploration Program                 Cost                   Status
-----               -------------------                 ----                   ------
Phase 1   Detailed Prospecting, mapping and soil      $ 9,500    Expected to be completed in Fall, 2007
          geochemistry.                                          (dependent on consulting geologist's
                                                                 schedule).

Phase 2   Magnetometer and VLF electromagnetic,       $10,500    Expected to be completed in Winter, 2007
          grid controlled surveys over the areas of              (depending on the results of Phase 1, and
          interest determined by the Phase 1                     consulting geologist's schedule).
          survey.  Estimated cost is
          transportation, travel, accommodation,
          board, grid installation, two geophysical
          surveys, maps and report

Phase 3   Induced polarization survey over grid       $40,000    Expected to be completed in 2008 (depending
          controlled anomalous area of interest                  on the results of Phase 2, and consulting
          outlined by Phase 1 and 2 programs.  Hoe               geologist's schedule.)
          or bulldozer trenching, mapping and
          sampling of bedrock anomalies. Includes
          assays, detailed maps and reports.

          TOTAL ESTIMATED COST                        $60,000

If we are successful in raising the funds from this offering, we plan to commence Phase 1 of the exploration program on the claim in Fall of 2007. We expect this phase to take 15 days to complete and an additional two months for the consulting geologist to receive the results of the assay lab and prepare his report.

The above program costs are management's estimates based upon the recommendations of the professional consulting geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following Phase 1 of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with Phase 2 of our exploration program. The estimated cost of this program is $10,500 and will take approximately 10 days to complete and an additional two months for the consulting geologist to receive the results from the assay lab and prepare his report.

Following Phase 2 of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with Phase 3 of our exploration program if we are able to raise the funds necessary. The estimated cost of this program is $40,000 and will take approximately 2 weeks to complete and an additional two months for the consulting geologist to receive the results from the assay lab and prepare his report.

We anticipate commencing Phase 2 of our exploration program in Winter of 2007, depending on whether the Phase 1 program proves successful in identifying mineral deposits. Subject to financing, we anticipate commencing Phase 3 of our exploration program in 2008, depending on whether Phase 2 program proves successful in identifying mineral deposits. We have a verbal agreement with James McLeod, the consulting geologist who prepared the geology report on our claim, to retain his services for our planned exploration program. We will require additional funding to proceed with Phase 3 and any subsequent work on the claim, we have no current plans on how to raise the additional funding. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work after the first two phases of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first two phases of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to use for the third phase of our exploration program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first two phases of our exploration program are successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed with phase three, and any subsequent drilling and extraction. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

Our director has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the third phase of our exploration program and there are no remaining funds in the company. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Nob 1-4 Mineral Claims consisting of four contiguous, located mineral claims comprising a total of approximately 82.64 acres. We have not carried out any exploration work on the claims and have incurred no exploration costs.

We received our initial funding of $12,500 through the sale of common stock to Mr. Taylor, our director, who purchased 2,000,000 shares of our common stock at $.00625 per share on July 11, 2007. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (June 28, 2007) through the year ended July 31, 2007 report no revenues and a net loss of $8,088.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The Company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF PROPERTY

We currently do not own any physical property or own any real property. We purchased the Nob Property at a cost of $7,000. Title to the Nob Property mineral claims is held by Red Sun Mining, Inc.

We currently utilize space provided to us on a rent free basis from our officer and director, Matthew Taylor at 11045 La Maida Street, Suite 201, North Hollywood, CA 91601. Management believes the current premises are sufficient for its needs at this time.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Taylor will not be paid for any underwriting services that he performs on our behalf with respect to this offering. He will also not receive any interest on any funds that he may advance to us for expenses incurred prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On July 11, 2007, a total of 2,000,000 shares of Common Stock was issued to Mr. Taylor in exchange for $12,500, or $.0.005 per share. All of such shares are "restricted" securities, as that term is defined by the Securities act of 1933, as amended, and are held by a director of the Company. (See "Dilution".)

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is currently no public market for our common stock. There has been no public trading of our securities, and, therefore, no high and low bid pricing.

As of the date of this prospectus, Red Sun Mining, Inc. has one shareholder of record. We have paid no cash dividends and have no outstanding options. We have no securities authorized for issuance under equity compensation plans.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

REGULATION M

Our officer and/or director, who will sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and/or director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

Our current director and officer is Matthew Taylor.

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through to July 31, 2007:

                                         Annual Compensation                 Long Term Compensation
                                  ---------------------------------    ---------------------------------
                                                                       Restricted
                                                       Other Annual      Stock     Options/*    LTIP         All Other
Name       Title          Year    Salary($)   Bonus    Compensation     Awarded     SARs (#)  payouts($)   Compensation
----       -----          ----    ---------   -----    ------------     -------     --------  ----------   ------------
Matthew    President,     2007        $0       $0           $0             $0          $0         $0            $0
Taylor     Secretary,
           Treasurer,
           and
           Director

There are no current employment agreements between the company and its officer/director.

On July 11, 2007, a total of 2,000,000 shares of common stock were issued to Mr. Matthew Taylor in exchange for cash in the amount of $12,500 or $.00625 per share. The terms of this stock issuance was as fair to the company, in the opinion of the board of director, as if it could have been made with an unaffiliated third party.

Mr. Taylor currently devotes approximately 7 hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The financial statements of Red Sun Mining, Inc. for the year ended July 31, 2007, and related notes, included in this prospectus have been audited by George Stewart, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

                              RED SUN MINING, INC.

                                      INDEX

Report of Independent Registered Public Accounting Firm                    F-2

Financial Statements:

     Balance Sheet - July 31, 2007                                         F-3

     Statement of Operations - June 28, 2007 through July 31, 2007         F-4

     Statement of Stockholders' Equity - June 28, 2007 through
     July 31, 2007                                                         F-5

     Statement of Cash Flows - June 28, 2007 through July 31, 2007         F-6

Notes to Financial Statements                                              F-7

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Red Sun Mining, Inc.

I have audited the accompanying balance sheet of Red Sun Mining, Inc. (An Exploration Stage Company) as of July 31, 2007, and the related statement of operations, stockholders' equity and cash flows for the period from June 28, 2007 (inception), to July 31, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Red Sun Mining, Inc., (An Exploration Stage Company) as of July 31, 2007, and the results of its operations and cash flows from June 28, 2007 (inception), to July 31, 2007 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 6 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart, CPA
-----------------------------
North Hollywood, CA
August 31, 2007

                              Red Sun Mining, Inc.
                         (An Exploration Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                        As of
                                                                       July 31,
                                                                         2007
                                                                       --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $  4,687
                                                                       --------
TOTAL CURRENT ASSETS                                                      4,687

OTHER ASSETS                                                                 --
                                                                       --------
TOTAL OTHER ASSETS                                                           --

      TOTAL ASSETS                                                     $  4,687
                                                                       ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                             $    275
                                                                       --------
TOTAL CURRENT LIABILITIES                                                   275
                                                                       --------

TOTAL LIABILITIES                                                           275
                                                                       --------

STOCKHOLDERS' EQUITY
  Common stock, ($0.0001 par value, 100,000,000 shares
   authorized; 2,000,000 shares issued and outstanding
   as of July 31, 2007                                                      200
  Additional paid-in capital                                             12,300
  Deficit accumulated during exploration stage                           (8,088)
                                                                       --------
TOTAL STOCKHOLDERS' EQUITY                                                4,412
                                                                       --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $  4,687
                                                                       ========

                       See Notes to Financial Statements

                               Red Sun Mining Inc.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                   June 28, 2007
                                                                    (inception)
                                                                     through
                                                                     July 31,
                                                                       2007
                                                                    -----------
REVENUES
  Revenues                                                          $        --
                                                                    -----------
TOTAL REVENUES                                                               --

GENERAL & ADMINISTRATIVE EXPENSES                                         8,088
                                                                    -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                  (8,088)
                                                                    -----------

NET INCOME (LOSS)                                                   $    (8,088)
                                                                    ===========

BASIC EARNING (LOSS) PER SHARE                                      $     (0.00)
                                                                    ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                            2,000,000
                                                                    ===========


                       See Notes to Financial Statements

                               Red Sun Mining Inc.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
              From June 28, 2007 (Inception) through July 31, 2007
--------------------------------------------------------------------------------

                                                                                         Deficit
                                                                                       Accumulated
                                                             Common       Additional     During
                                               Common        Stock         Paid-in     Exploration
                                               Stock         Amount        Capital        Stage          Total
                                               -----         ------        -------        -----          -----
BALANCE, JUNE 28, 2007                              --       $   --       $     --      $     --       $     --

Stock issued for cash on July 11, 2007
 @ $0.00625 per share                        2,000,000       $  200       $ 12,300                     $ 12,500
                                            ----------       ------       --------      --------       --------
Net loss, July 31, 2007                                                                   (8,088)        (8,088)

BALANCE, JULY 31, 2007                       2,000,000       $  200       $ 12,300      $ (8,088)      $  4,412
                                            ==========       ======       ========      ========       ========



                       See Notes to Financial Statements

                               Red Sun Mining Inc.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------


                                                                   June 28, 2007
                                                                    (inception)
                                                                      through
                                                                      July 31,
                                                                        2007
                                                                      --------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                   $ (8,088)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    (Increase) Decrease in Accounts payable and accrued liabilities        275
                                                                      --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           (7,813)

CASH FLOWS FROM INVESTING ACTIVITIES
                                                                      --------
          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                                 200
  Additional paid-in capital                                            12,300
                                                                      --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES           12,500
                                                                      --------

NET INCREASE (DECREASE) IN CASH                                          4,687

CASH AT BEGINNING OF PERIOD                                                 --
                                                                      --------
CASH AT END OF YEAR                                                   $  4,687
                                                                      ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
     Interest                                                         $     --
                                                                      ========
     Income Taxes                                                     $     --
                                                                      ========

                       See Notes to Financial Statements

                              RED SUN MINING, INC.
                          (AN EXPLORTION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2007


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Red Sun Mining, Inc. (the Company) was incorporated on June 28, 2007 under the laws of the State of Delaware. The Company is beneficial owner of Nob 1-4 Mineral Claims, Monte Cristo Range Area, "Gilbert" 7-1/2' Map, Esmeralda County, Nevada. The Company is primarily engaged in the acquisition and exploration of mining properties.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. Upon the location of commercially mineable reserves, the Company plans to prepare for mineral extraction and enter the development stage.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial Statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

PRO FORMA COMPENSATION EXPENSE

No stock options have been issued by Red Sun Mining, Inc. Accordingly, no pro forma compensation expense is reported in these financial statements.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that

                              RED SUN MINING, INC.
                          (AN EXPLORTION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2007


increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other that temporary in nature.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

NOTE 3 - PROVISION FOR INCOME TAXES

The provision for income taxes for the period ended July 31, 2007 represents the minimum state income tax expense of the Company, which is not considered significant.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

                              RED SUN MINING, INC.
                          (AN EXPLORTION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2007


NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes--An Interpretation of FASB Statement No. 109" (FIN
48). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements. FIN 48 requires companies to determine whether it is "more likely than not" that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. It also provides guidance on the recognition, measurement and classification of income tax uncertainties, along with any related interest and penalties. FIN 48 will also require significant additional disclosures. This Interpretation will be effective for fiscal years beginning after December 15, 2006. We will implement this Interpretation in the first quarter of 2007 on a prospective basis. We are currently evaluating the potential impact this Interpretation will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS
157), which provides guidance on how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by us beginning in the first quarter of 2008. We are currently evaluating the potential impact this standard may have on our financial position and results of operations, but do not believe the impact of the adoption will be material.

In September 2006, the SEC staff issued Staff Accounting Bulletin (SAB) No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108). SAB 108 was issued in order to eliminate the diversity of practice in how public companies quantify misstatements of financial statements, including misstatements that were not material to prior years' financial statements. We will initially apply the provisions of SAB 108 in connection with the preparation of our annual financial statements for the year ending December 31, 2006. We have evaluated the potential impact SAB 108 may have on our financial position and results of operations and do not believe the impact of the application of this guidance will be material.

                              RED SUN MINING, INC.
                          (AN EXPLORTION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2007


NOTE 6 - GOING CONCERN

Future issuances of the company's equity or debt securities will be required in order for the company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $8,088 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 - RELATED PARTY TRANSACTIONS

Matthew Taylor, President of the Company, may in the future become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The company has not formulated a policy for the resolution of such conflicts.

Matthew Taylor, President of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming SB-2 offering. He will also not receive any interest on any funds that he may advance to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

NOTE 8 - STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

                              RED SUN MINING, INC.
                          (AN EXPLORTION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2007


On July 11, 2007, the Company issued a total of 2,000,000 shares of common stock to Mr. Taylor, the sole shareholder of the company, for cash in the amount of $0.00625 per share for a total of $12,500.

As of July 31, 2007 the Company had 2,000,000 shares of common stock issued and outstanding.

NOTE 9 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of July 31, 2007:

Common stock, $0.0001 par value: 100,000,000 shares authorized; 2,000,000 shares issued and outstanding.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Red Sun Mining Inc.'s By-Laws allow for the indemnification of the officer and/or director in regards to his carrying out the duties of his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth in the Delaware General Corporation Law.

As to indemnification for liabilities arising under the Securities Act of 1933 for a director, officer and/or person controlling Red Sun Mining, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

          Expenses(1)                                         US($)
          -----------                                       ---------
     SEC Registration Fee                                   $    0.77
     Transfer Agent Fees                                    $  500.00
     Accounting Fees and Expenses                           $2,700.00
     Legal Fees                                             $1,500.00
     Miscellaneous                                          $  299.23
                                                            ---------
     TOTAL                                                  $5,000.00
                                                            =========
----------
(1)  All amounts are estimates, other than the SEC's registration fee.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commission was paid in connection with the sale of any securities.

We issued 2,000,000 shares of common stock on July 11, 2007 to Matthew Taylor, our director. These shares were issued pursuant to Section 4(2) of the Securities Act at a price of $0.00625 per share, for total proceeds of $12,500. The 2,000,000 shares of common stock are restricted shares as defined in the Securities Act.

EXHIBITS

    Exhibit
     Number     Description of Exhibits
     ------     -----------------------

      3.1       Articles of Incorporation.
      3.2       By-Laws
      5.1       Opinion re: Legality and Consent
      23.1      Consent of Independent Auditor
      23.2      Consent of Professional Geologist
      23.3      Consent of counsel (See Exhibit 5.1)
      99.1      Subscription Agreement
      99.2      Geology Report

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424 (b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in North Hollywood, CA on September 5, 2007.

                                   RED SUN MINING, INC.


                                   By: /s/ Matthew Taylor
                                       -----------------------------------------
                                       MATTHEW TAYLOR
                                       President, Secretary, Treasurer
                                       Chief Executive Officer, Chief Financial
                                       Officer, Principal Accounting Officer and
                                       and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     Signature                                Title                                  Date
     ---------                                -----                                  ----

/s/ Matthew Taylor                  President and Director,                     September 5, 2007
------------------------------      Chief Executive Officer, Chief
MATTHEW TAYLOR                      Financial Officer, Principal Accounting
                                    Officer